Exhibit 3.10
Office of the Minnesota Secretary of State
Minnesota Business & Nonprofit Corporations
Amendment to Articles of Incorporation
Minnesota Statutes, Chapter 302A or 317A
Read the instructions before completing this form.
Filing Fee: $55 for expedited service in-person and online filings, $35 for mail
1.    Corporate Name: (Required)
Aero Systems Engineering, Inc.
List the name of the company prior to any desired name change
2.    This amendment is effective on the day it is filed with the Secretary of State, unless you indicate another date, no later than 30 days after filing with the Secretary of State.

Format: (mm/dd/yyyy)
3.    The following amendments) to articles regulating the above corporation were adopted: (Insert full text of newly amended article(s) indicating which article(s) is (are) being amended or added.) If the full text of the amendment will not fit in the space provided, attach additional pages.
ARTICLE    FIRST

The name of the Corporation is Calspan Aero Systems Engineering, Inc.
4.    This amendment has been approved pursuant to Minnesota Statutes, Chapter 302A or 317A.
5.    I, the undersigned, certify that I am signing this document as the person whose signature is required, or as agent of the person(s) whose signature would be required who has authorized me to sign this document on his/her behalf, or in both capacities. I further certify that I have completed all required fields, and that the information in this document is true and correct and in compliance with the applicable chapter of Minnesota Statutes. I understand that by signing this document I am subject to the penalties of perjury as set forth in Section 609.48 as if I had signed this document under oath.

Signature of Authorized Person or Authorized Agent        Date
David Meier, President
Email Address for Official Notices
Enter an email address to which the Secretary of State can forward official notices required by law and other notices:

Check here to have your email address excluded from requests for bulk date, to the extent allowed by Minnesota law.
List a name and daytime phone number of a person who can be contacted about this form:
Ian Kiak        716-853-5100
Contact Name        Phone Number
Entities that own, lease, or have any financial interest in agricultural land or land capable of being farmed must register with the MN Dept, of Agriculture’s Corporate Farm Program.
Does this entity own, lease, or have any financial interest in agricultural land or land capable of being farmed?
Yes No

Work Item 1170174600029
Original File Number IM-159
STATE OF MINNESOTA
OFFICE OF THE SECRETARY OF STATE
FILED
08/04/2020 11:59 PM

Steve Simon
Secretary of State